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                                                                   EXHIBIT 99.04

                                 CSK AUTO, INC.

                       EXCHANGE OFFER FOR ALL OUTSTANDING
                7% SENIOR SUBORDINATED NOTES DUE JANUARY 15, 2014
                   (CUSIP NOS. 12637K AE 1 AND US12637K AE 10)
                                     FOR NEW
                7% SENIOR SUBORDINATED NOTES DUE JANUARY 15, 2014

                PURSUANT TO THE PROSPECTUS DATED __________, 2004

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2004, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME ON THE EXPIRATION DATE.

To Our Clients:

         Enclosed for your consideration is the Prospectus dated __________, 2004 (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by CSK Auto, Inc., an Arizona corporation ("CSK"), as issuer, and CSK Auto Corporation, CSK AUTO.COM, Inc. and Automotive Information Systems, Inc., as guarantors, to exchange all outstanding 7% Senior Subordinated Notes Due January 15, 2014 (collectively, the "Outstanding Notes") for a like principal amount of 7% Senior Subordinated Notes due January 15, 2014 (collectively, the "Exchange Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made pursuant to the registration rights agreement that CSK entered into with the trustee in connection with the issuance of the Outstanding Notes. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the Outstanding Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Outstanding Notes will not apply to the Exchange Notes. The Prospectus and the Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

         This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account, but not registered in your name. A TENDER OF SUCH OUTSTANDING NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER FOR YOUR ACCOUNT AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER OUTSTANDING NOTES.

         Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2004, UNLESS EXTENDED BY CSK. If you desire to exchange your Outstanding Notes in the Exchange Offer, your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf prior to the Expiration Date in accordance with the provisions of the Exchange Offer. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

         Your attention is directed to the following:

         1. The Exchange Offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

         2.       The Exchange Offer is for any and all Outstanding Notes.
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         3.       Subject to the terms and conditions of the Exchange Offer, CSK will accept for exchange on the Expiration Date all Outstanding Notes validly tendered and will issue Exchange Notes promptly after such acceptance.

         4. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to CSK will be paid by CSK, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

         5. The Exchange Offer expires at 5:00 p.m., New York City time, on __________, 2004, unless extended by CSK. If you desire to tender any Outstanding Notes pursuant to the Exchange Offer, we must receive your instructions in ample time to permit us to effect a tender of the Outstanding Notes on your behalf prior to the Expiration Date.

         Pursuant to the Letter of Transmittal, each holder of Outstanding Notes must represent to CSK that:

         - the holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of CSK;

         - the Exchange Notes issued in the Exchange Offer are being acquired in the ordinary course of business of the holder;

         - the holder has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued in the Exchange Offer;

         - if the holder is not a broker-dealer, the holder is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

         - if the holder is a broker-dealer, the holder will receive Exchange Notes for its own account in exchange for Outstanding Notes, the Outstanding Notes to be exchanged by the holder for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and the holder will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         Any person who is an affiliate of CSK, or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes, must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers.

         The enclosed "Instructions to Registered Holder from Beneficial Owner" form contains an authorization by you, as the beneficial owner of Outstanding Notes, for us to make, among other things, the foregoing representations on your behalf.

         We urge you to read the enclosed Prospectus and Letter of Transmittal in conjunction with the Exchange Offer carefully before instructing us to tender your Outstanding Notes. If you wish to tender any or all of the Outstanding Notes held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form attached hereto.

         NONE OF THE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. UNLESS A SPECIFIC CONTRARY INSTRUCTION IS GIVEN, YOUR SIGNATURE ON THE ATTACHED "INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL HOLDER" SHALL CONSTITUTE AN INSTRUCTION TO US TO TENDER ALL OF THE OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT.


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                                 CSK AUTO, INC.

                        INSTRUCTIONS TO REGISTERED HOLDER
                              FROM BENEFICIAL OWNER
                                       OF
                7% SENIOR SUBORDINATED NOTES DUE JANUARY 15, 2014
                         WITH RESPECT TO EXCHANGE OFFER

         The undersigned hereby acknowledges receipt of the prospectus dated __________, 2004 (the "Prospectus") of CSK Auto, Inc., an Arizona corporation ("CSK"), as issuer, and CSK Auto Corporation, CSK AUTO.COM, Inc. and Automotive Information Systems, Inc., as guarantors, and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute CSK's offer (the "Exchange Offer") to exchange all outstanding 7% Senior Subordinated Notes Due January 15, 2014 (collectively, the "Outstanding Notes") for a like principal amount of 7% Senior Subordinated Notes due January 15, 2014 (collectively, the "Exchange Notes"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

         This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned, on the terms and subject to the conditions in the Prospectus and Letter of Transmittal.

         The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in the amount):

         $__________ of the Outstanding Notes

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        [ ] To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered, if less than all):

         $__________ of the Outstanding Notes

        [ ] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

         If the undersigned is instructing you to tender the Outstanding Notes held by you for the account of the undersigned, the undersigned agrees and acknowledges that you are authorized:


         - to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Outstanding Notes, including but not limited to the representations that:

                  - the undersigned is not an "affiliate," as defined under Rule 405 of the Securities Act, as amended (the "Securities Act"), of CSK;

                  - the undersigned is acquiring the Exchange Notes to be issued in the Exchange Offer in the ordinary course of business of the undersigned;

                  - the undersigned has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes issued in the Exchange Offer;

                  - if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution of the Exchange Notes;

                  - if the undersigned is a broker-dealer, the undersigned will receive Exchange Notes for its own account in exchange for Outstanding Notes, the Outstanding Notes to be exchanged by the undersigned for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities,
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                           and the undersigned will deliver a prospectus in
                           connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; and

                  - the undersigned acknowledges that any person who is an affiliate of CSK or is participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale transaction of the Exchange Notes acquired by such person and such person cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in its series of interpretative no-action letters with respect to exchange offers;

                  - to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

                  - to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Outstanding Notes.



                                    SIGN HERE

Name of Beneficial Owner(s):
                             ---------------------------------------------------
Signature(s):
             -------------------------------------------------------------------

Capacity(s) (full title)(1)
                           -----------------------------------------------------
Address:
        ------------------------------------------------------------------------

Telephone Number(s):
                    ------------------------------------------------------------
Taxpayer Identification Number or Social Security Number(s):
                                                            --------------------
Date:                  , 2004
     -----------------

(1) Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.


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